Exhibit 99.1

Finjan Holdings to Present at the Drexel Hamilton Emerging Growth Conference

EAST PALO ALTO, CA – 11/22/16 -- Finjan Holdings, Inc. (NASDAQ:FNJN), a cybersecurity company, announced today that it will be presenting at the Drexel Hamilton Emerging Growth Conference on Thursday, December 1st, at 11:30 AM PST at Drexel Hamilton Headquarters in New York. Phil Hartstein, Finjan’s CEO and Michael Noonan, CFO, will be presenting, as well as meeting with investors.

Investors and interested parties may listen to the live webcast of Finjan Holdings' presentation at http://wsw.com/webcast/dham12/fnjn.

ABOUT FINJAN HOLDINGS, INC.
Established nearly 20 years ago, Finjan Holdings, Inc. is a globally recognized leader in cybersecurity. Finjan Inc.'s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
Follow Finjan Holdings, Inc.:
Twitter: @FinjanHoldings
LinkedIn: linkedin.com/company/finjan Facebook: facebook.com/FinjanHoldings/
Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
Capital Markets Group LLC
(650) 282-3245
investors@finjan.com